Exhibit 99.2

Third Quarter 2013
Supplemental Financial Information

FIRST POTOMAC
REALTY TRUST

www.first-potomac.com

Company Information

First Potomac Realty Trust is a leader in the ownership, management, development and redevelopment of office and business park properties in the greater Washington, DC region. The Company’s focus is on acquiring properties that can benefit from its intensive property management, and repositioning properties to increase their profitability and value.

Corporate Headquarters	7600 Wisconsin Avenue
11th Floor
Bethesda, MD 20814

New York Stock Exchange

Website	www.first-potomac.com

Investor Relations	Jaime N. Marcus
Manager, Investor Relations
(301) 986-9200
jmarcus@first-potomac.com

The forward-looking statements contained in this supplemental financial information are subject to various risks and uncertainties. Although the Company believes the expectations reflected in any forward-looking statements contained herein are based on reasonable assumptions, there can be no assurance that its expectations will be achieved. Certain factors that could cause actual results to differ materially from the Company’s expectations include changes in general or regional economic conditions; the Company’s ability to timely lease or re-lease space at current or anticipated rents; changes in interest rates; changes in operating costs; the Company’s ability to complete acquisitions and, if applicable, dispositions on acceptable terms; the Company’s ability to manage its current debt levels and repay or refinance its indebtedness upon maturity or other required payment dates; the Company’s ability to maintain financial covenant compliance under its debt agreements; the Company’s ability to maintain effective internal controls over financial reporting and disclosure controls and procedures; any impact of the informal inquiry initiated by the U.S. Securities and Exchange Commission (the “SEC”); the Company’s ability to obtain debt and/or financing on attractive terms, or at all; changes in the assumptions underlying the Company’s earnings and Core FFO guidance and other risks detailed in the Company’s Annual Report on Form 10-K and described from time to time in the Company’s filings with the SEC. Many of these factors are beyond the Company’s ability to control or predict. Forward-looking statements are not guarantees of performance. For forward-looking statements herein, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The Company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

Note that certain figures are rounded to the nearest thousands or to a tenth of a percent throughout the document, which may impact footing and/or crossfooting of totals and subtotals.

FIRST POTOMAC REALTY TRUST

Portfolio Maps

Washington / Baltimore Metro Regions
KEY
Type of Property
Office
Business Park
Industrial
FREDERICK
REISTERTOWN
OWINGS MILLS
BALTIMORE
ELLICOTT CITY
COLUMBIA
CLARKSBURG
GERMANTOWN
GAITHERSBURG
GLEN BURNIE
LEESBURG
POTOMAC RIVER
ROCKVILLE
BETHESDA
BELTSVILLE
LAUREL
BOWIE
ANNAPOLIS
STERLING
HERNDON
RESTON
CHANTILLY
SILVER SPRING
WASHINGTON, D.C.
LARGO
FAIRFAX
MANASSAS
ALEXANDRIA
LORTON
WOODBRIDGE
ELKWOOD
CHESAPEAKE BAY

Southern Virginia Region
ASHLAND
GLEN ALLEN
RICHMOND
CHESTER
HAMPTON
NORFOLK
CHESAPEAKE
CHESAPEAKE BAY

Earnings Release

CONTACT: Jaime N. Marcus	First Potomac Realty Trust 7600 Wisconsin Avenue
Manager, Investor Relations	11th Floor
(301) 986-9200 jmarcus@first-potomac.com	Bethesda, MD 20814 www.first-potomac.com

FOR IMMEDIATE RELEASE

FIRST POTOMAC REALTY TRUST REPORTS

THIRD QUARTER 2013 RESULTS

Executed 300,000 Square Feet of Leases Bringing the Portfolio to 87.4% Leased

BETHESDA, MD. (October 24, 2013) – First Potomac Realty Trust (NYSE: FPO), a leader in the ownership, management, development and redevelopment of office and business park properties in the greater Washington, D.C. region, reported results for the three and nine months ended September 30, 2013.

Third Quarter 2013 and Subsequent Highlights

•	Reported Core Funds From Operations of $13.5 million, or $0.22 per diluted share.

•	Executed 300,000 square feet of leases, including 213,000 square feet of new leases, bringing total new leasing for the year to 666,000 square feet.

•	Increased leased percentage from 84.9% in the third quarter of 2012 to 87.4% and brought occupancy up from 83.2% to 85.1%.

•	Same-property net operating income increased by 3.7% on an accrual basis and 2.3% on a cash basis.

•	Sold 4200 Tech Court, a 34,000 square foot single-story office building and Triangle Business Center, a 74,000 square foot single-story business park, for net proceeds of $3.2 million and $2.7 million, respectively.

•	On October 1, acquired 540 Gaither Road, the third multi-story office building at Redland Corporate Center, in Rockville, Maryland, for $30 million, which completes the Company’s ownership of the complex.

•	On October 16, amended the unsecured revolving credit facility and unsecured term loans to increase borrowing capacity, extend the maturity, and reduce LIBOR spreads for each.

Douglas J. Donatelli, Chairman and CEO of First Potomac Realty Trust, stated, “Over the last three quarters, we have made significant progress executing on the strategic and capital plan we laid out earlier this year. We continued to improve the operating metrics of our portfolio, increased our sequential occupancy by 110 basis points, and delivered our seventh consecutive quarter of positive net absorption in a very challenging D.C. market. Subsequent to quarter end, we completed our first acquisition since late 2011 with the third building at Redland Corporate Center, and demonstrated our commitment to high-quality, multi-story office assets in strong submarkets where we have an existing presence. We are pleased with the positive steps we have taken, and are working diligently to position First Potomac as the preeminent owner of quality office properties in the greater Washington D.C. region.”

Funds From Operations (“FFO”) decreased for the three months ended September 30, 2013 compared with the same period in 2012 due to a reduction in net operating income as a result of the sale of the majority of the Company’s industrial properties in June 2013, increased personnel separation costs, and a non-recurring non-cash gain of $4.3 million recorded in the third quarter of 2012 as a result of changed tax regulations. The decrease in FFO for the third quarter of 2013 was partially offset by a 3.7% increase in same-property net operating income compared with the third quarter of 2012.

Earnings Release - Continued

FFO increased for the nine months ended September 30, 2013 compared with the same period in 2012 primarily due to lower debt extinguishment costs and reduced legal and accounting fees, which were partially offset by a reduction in net operating income as a result of the sale of the majority of the Company’s industrial properties, the operations of which are presented in discontinued operations. During the second quarter of 2012, the Company recorded $13.2 million of debt extinguishment charges from the prepayment of its senior notes compared with $4.7 million of debt extinguishment costs incurred in 2013 primarily associated with the repayment of debt in conjunction with property dispositions. FFO also increased for the nine months ended September 30, 2013 due to a 1.7% increase in same property net operating income.

Core FFO decreased for the three and nine months ended September 30, 2013 compared with the same periods in 2012, primarily due to a decline in net operating income as a result of the sale of the majority of the Company’s industrial properties in June 2013, the operations of which are presented in discontinued operations.

A reconciliation between Core FFO and FFO available to common shareholders for the three and nine months ended September 30, 2013 and 2012 is presented below (in thousands, except per share amounts):

	Three Months Ended September 30,				Nine Months Ended September 30,
	2013		2012		2013		2012
	Amount	Per diluted share(1)	Amount	Per diluted share(1)	Amount	Per diluted share(1)	Amount	Per diluted share(1)
Core FFO	$13,524	$0.22	$15,297	$0.29	$45,257	$0.80	$46,779	$0.88
Loss on debt extinguishment	(123)	—	—	—	(4,738)	(0.08)	(13,325)	(0.25)
Internal investigation costs	—	—	(743)	(0.01)	—	—	(3,276)	(0.06)
Deferred abatement and straight-line amortization(2)	—	—	1,567	0.03	1,567	0.03	1,567	0.03
Acquisition costs	(173)	—	(8)	—	(173)	—	(49)	—
Change in tax regulation(3)	—	—	4,327	0.08	—	—	4,327	0.08
Personnel separation costs	(1,777)	(0.03)	(397)	(0.01)	(1,777)	(0.03)	(397)	(0.01)
Contingent consideration related to acquisition of property(4)	—	—	(112)	—	(75)	—	(112)	—
Legal costs associated with informal SEC inquiry	—	—	—	—	(391)	(0.01)	—	—

FFO available to common shareholders	$11,451	$0.19	$19,931	$0.38	$39,670	$0.70	$35,514	$0.67

Net (loss) income	$(1,717)		$7,435		$14,722		$(9,261)
Net (loss) income attributable to common shareholders per diluted common share(5)	$(0.08)		$0.08		$0.09		$(0.35)

(1)	Numbers may not foot due to rounding.
(2)	Represents the accelerated amortization of the straight-line balance and the deferred abatement for Engineering Solutions at I-66 Commerce Center, which terminated its lease prior to completion. The tenant vacated the property at the end of March 2013. The property was sold in May 2013.
(3)	Reflects the one-time non-cash impact of changed tax regulations enacted by the District of Columbia that became effective in September 2012.
(4)	Reflects an increase in the Company’s contingent consideration liability related to its acquisition of Ashburn Center in 2009. The Company paid $1.7 million to the seller of the property in the third quarter of 2013 to fulfill the obligation.
(5)	Reflects amounts attributable to noncontrolling interests and the impact of dividends on the Company’s preferred shares to arrive at net (loss) income attributable to common shareholders.

A reconciliation of net (loss) income to FFO available to common shareholders and Core FFO, as well as definitions and statements of purpose, are included below in the financial tables accompanying this press release and under “Non-GAAP Financial Measures,” respectively.

Earnings Release - Continued

Operating Performance

At September 30, 2013, the Company’s consolidated portfolio consisted of 145 buildings totaling approximately 9 million square feet. The Company’s consolidated portfolio was 87.4% leased and 85.1% occupied at September 30, 2013, compared with 86.5% leased and 84.0% occupied at June 30, 2013 and 84.9% leased and 83.2% occupied at September 30, 2012, a 190 basis point occupancy increase year over year.

During the third quarter of 2013, the Company executed 300,000 square feet of leases, which consisted of 213,000 square feet of new leases and 87,000 square feet of renewal leases. The Company delivered positive net absorption of approximately 19,741 square feet, the Company’s seventh consecutive quarter of positive net absorption, and as anticipated, had a tenant retention rate of 30%, primarily as a result of over 200,000 square feet of known move outs in the third quarter.

Same-property net operating income (“Same-Property NOI”) increased 3.7% on an accrual basis for the three months ended September 30, 2013 and increased 1.7% for the nine months ended September 30, 2013 compared with the same periods in 2012. The increase in Same-Property NOI in the three months ended September 30, 2013 was due to an increase in occupancy at Van Buren Office Park, Reston Business Campus, Sterling Park Business Center and Norfolk Business Center. The increase in Same-Property NOI during the nine months ended September 30, 2013 was primarily a result of occupancy increases at Redland Corporate Center, Atlantic Corporate Park, Van Buren Office Park and Reston Business Campus.

A reconciliation of net (loss) income to Same-Property NOI and a definition and statement of purpose are included below in the financial tables accompanying this press release and under “Non-GAAP Financial Measures,” respectively.

A list of the Company’s properties, as well as additional information regarding the Company’s results of operations can be found in the Company’s Third Quarter 2013 Supplemental Financial Report, which is posted on the Company’s website, www.first-potomac.com.

Acquisition

On October 1, 2013, the Company acquired 540 Gaither Road (Redland I), a six-story, 134,000 square foot office building in Rockville, Maryland, for $30.0 million. The property is located within Redland Corporate Center, which is comprised of three multi-story, Class-A office buildings totaling 483,000 square feet. The Company acquired Redland II and III in a joint venture with Perseus Realty, LLC in late 2010. The newly acquired property is 100% leased to the Department of Health and Human Services (HHS) through early 2018. The acquisition was funded with $28.2 million of proceeds from the sale of its industrial portfolio in June 2013 that was previously placed with a qualified intermediary to facilitate a tax-free exchange, as well as available cash.

Dispositions

Consistent with the Company’s previously disclosed strategy of focusing on high-quality, multi-story office properties, the Company continued to dispose of certain non-core properties. Specifically, the Company sold 4200 Tech Court, a 34,000 square foot single-story office building located in Chantilly, Virginia, for net proceeds of approximately $3.2 million, and Triangle Business Center, a four-building, 74,000 square foot single-story business park property located in Baltimore, Maryland, for net proceeds of approximately $2.7 million. The Company reported a gain on the sale of 4200 Tech Court of $0.4 million in its third quarter results. As previously disclosed, the Company recorded an impairment charge of $1.4 million on Triangle Business Center in the second quarter of 2013.

Earnings Release - Continued

On September 24, 2013, the Company entered into a contract to sell Worman’s Mill Court, a 40,000 square foot office building located in Frederick, Maryland. Based on the anticipated sales price, the Company recorded an impairment charge of $0.5 million in the third quarter of 2013. The sale is expected to be completed in the fourth quarter of 2013. At September 30, 2013, the Company classified the property as “held-for-sale” on its consolidated balance sheet.

The operating results and any gains on sale of 4200 Tech Court, Triangle Business Center and Worman’s Mill Court are reflected as discontinued operations in the Company’s consolidated statements of operations for each of the periods presented in this press release.

Financing Activity

On September 3, 2013, the Company repaid a $6.6 million mortgage loan that encumbered Linden Business Center with available cash.

On September 30, 2013, the Company repaid a $53.9 million mortgage loan that encumbered 840 First Street, NE, which was scheduled to mature on October 1, 2013. 840 First Street, NE is subject to a tax protection agreement, which requires that the Company maintain a specified minimum amount of debt on the property through March 2018. As a result of this requirement, simultaneously with the repayment of the mortgage debt, the Company encumbered 840 First Street, NE with a $37.3 million mortgage loan that had previously encumbered 500 First Street, NW. The transfer of the mortgage loan did not impact any material terms of the agreement. The Company incurred $0.1 million in debt extinguishment charges related to the transfer.

On October 16, 2013, the Company amended its unsecured revolving credit facility and unsecured term loan. The Company increased the size of the unsecured revolving credit facility from $255 million to $300 million and extended the maturity date of the facility to October 2017, with a one-year extension at the Company’s option. The Company divided its unsecured term loan into three $100 million tranches that mature in October 2018, 2019 and 2020, which added over two years of term from the previous maturity dates. As part of the amendments, the Company reduced its LIBOR spreads to current market rates, eliminated the prepayment lock-outs for the unsecured term loan, eliminated prepayment penalties associated with two tranches of the unsecured term loan, decreased the capitalization rates used to calculate gross asset value in the covenant calculations, and moved to a covenant package more closely aligned with the Company’s strategic plan. The Company believes the amendments to the unsecured revolving credit facility and unsecured term loan will reduce its borrowing costs and put the Company in a stronger position to deploy capital in the future.

Balance Sheet

The Company had $659.0 million of debt outstanding at September 30, 2013 compared with $688.0 million of debt outstanding at June 30, 2013. Of the Company’s outstanding debt at September 30, 2013, $232.3 million was fixed-rate debt, $350.0 million was hedged variable-rate debt, and $76.7 million was unhedged variable-rate debt.

Dividends

On October 22, 2013, the Company declared a dividend of $0.15 per common share, equating to an annualized dividend of $0.60 per common share. The dividend will be paid on November 15, 2013 to common shareholders of record as of November 6, 2013. The Company also declared a dividend of $0.484375 per share on its Series A Preferred Shares. The dividend will be paid on November 15, 2013 to preferred shareholders of record as of November 6, 2013.

Earnings Release - Continued

Core FFO Guidance

The Company improved its full-year 2013 Core FFO guidance to $1.02 to $1.04 per diluted share. The Company’s updated guidance reflects all prior dispositions and financing activities completed during the year, as well as the acquisition of 540 Gaither Road, which was completed in the fourth quarter of 2013, and Worman’s Mill Court, which is expected to be sold in the fourth quarter of 2013. Among other things, guidance does not include the impact of any potential acquisition opportunities. The following is a summary of the assumptions that the Company used in arriving at its guidance, which were updated based on the Company’s first, second, and third quarter activity (unaudited, amounts in thousands except percentages and per share amounts):

	Expected Ranges(1)
Portfolio NOI(2)	$114,000	—	$116,000
Interest and Other Income	6,000	—	6,500
FFO from Unconsolidated Joint Ventures	5,000	—	5,500
Interest Expense	$34,000	—	$35,000
G&A(3)	19,000	—	20,000
Preferred Dividends		12,400
Weighted Average Shares	57,500	—	58,000
Year-End Occupancy	85.0%	—	86.0%
Same-Property NOI – Accrual Basis	1.5%	—	2.5%

(1)	Company’s guidance reflects the disposition of the 24 industrial properties, 4200 Tech Court, 4212 Tech Court, and Triangle Business Center, the potential sale of Worman’s Mill Court, the acquisition of 540 Gaither Road, as well as the issuance of 7,475,000 common shares during the second quarter of 2013, but does not take into consideration any additional dispositions, acquisitions or capital raising activities in 2013. The Company’s guidance also excludes any potential gains or asset impairments associated with potential future property dispositions.
(2)	Does not include the $1.5 million straight-line amortization rent impact associated with Engineering Solutions at I-66 Commerce Center. The tenant terminated its lease at the end of March 2013 and the property was sold in May 2013.
(3)	Excludes $1.8 million of personnel separation costs related to the departure of the Company’s former Chief Operating Officer and $0.4 million of legal costs associated with the informal SEC inquiry.

The Company’s guidance is also based on a number of other assumptions, many of which are outside the Company’s control and all of which are subject to change. The Company may change its guidance as actual and anticipated results vary from these assumptions.

Guidance Range for 2013	Low Range	High Range
Net income attributable to common shareholders per diluted share	$0.04	$0.06
Real estate depreciation(1)	1.17	1.17
I-66 Commerce Center accelerated amortization	(0.03)	(0.03)
Net loss attributable to noncontrolling interests and items excluded from Core FFO per diluted share(2)	(0.16)	(0.16)

Core FFO per diluted share	$1.02	$1.04

(1)	Includes the Company’s pro-rata share of depreciation from its unconsolidated joint ventures and depreciation related to the Company’s disposed properties.
(2)	Items excluded from Core FFO consist of the gains associated with disposed properties, the costs associated with the informal SEC inquiry, contingent consideration, impairment charges, acquisition costs, personnel separation costs, and debt modification and extinguishment charges.

Earnings Release - Continued

Investor Conference Call and Webcast

First Potomac will host a conference call on October 25, 2013 at 9:00 AM ET to discuss third quarter results. The conference call can be accessed by dialing (877) 705-6003 or (201) 493-6725 for international participants. A replay of the call will be available from 12:00 Noon ET on October 25, 2013, until midnight ET on November 1, 2013. The replay can be accessed by dialing (877) 870-5176 or (858) 384-5517 for international callers, and entering pin number 10000324.

A live broadcast of the conference call will also be available online at the Company’s website, www.first-potomac.com, on October 25, 2013, beginning at 9:00 AM ET. An online replay will follow shortly after the call and will continue for 90 days.

About First Potomac Realty Trust

First Potomac Realty Trust is a self-administered, self-managed real estate investment trust that focuses on owning, operating, developing and redeveloping office and business park properties in the greater Washington, D.C. region. As of September 30, 2013, the Company’s consolidated portfolio totaled approximately 9 million square feet. Based on annualized cash basis rent, the Company’s portfolio consists of 51% office properties and 49% business park and industrial properties. A key element of First Potomac’s overarching strategy is its dedication to sustainability. Nearly one million square feet of First Potomac property is LEED Certified, with the potential for another one million square feet in future development projects. Approximately half of the portfolio’s multi-story office square footage is LEED or Energy Star Certified. FPO common shares (NYSE:FPO) and preferred shares (NYSE:FPO-PA) are publicly traded on the New York Stock Exchange.

Non-GAAP Financial Measures

Funds from Operations – Funds from operations (“FFO”) represents net income (computed in accordance with U.S. generally accepted accounting principles (“GAAP”)), excluding gains (losses) on sales of real estate and impairments of real estate assets, plus real estate-related depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures. The Company also excludes, from its FFO calculation, any depreciation and amortization related to third parties from its consolidated joint ventures.

The Company considers FFO a useful measure of performance for an equity REIT because it facilitates an understanding of the operating performance of its properties without giving effect to real estate depreciation and amortization, which assume that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, the Company believes that FFO provides a meaningful indication of its performance. The Company also considers FFO an appropriate performance measure given its wide use by investors and analysts. The Company computes FFO in accordance with standards established by the Board of Governors of NAREIT in its March 1995 White Paper (as amended in November 1999, April 2002 and January 2012), which may differ from the methodology for calculating FFO utilized by other equity real estate investment trusts (“REITs”) and, accordingly, may not be comparable to such other REITs. Further, FFO does not represent amounts available for management’s discretionary use because of needed capital replacement or expansion, debt service obligations or other commitments and uncertainties, nor is it indicative of funds available to fund the Company’s cash needs, including its ability to make distributions. The Company presents FFO per diluted share calculations that are based on the outstanding dilutive common shares plus the outstanding Operating Partnership units for the periods presented.

Core FFO – Management believes that the computation of FFO in accordance with NAREIT’s definition includes certain items that are not indicative of the results provided by the Company’s operating portfolio and affect the comparability of the Company’s period-over-period performance. These items include, but are not limited to, gains and losses on the retirement of debt, legal and accounting costs related to the Company’s prior internal investigation and the informal SEC inquiry, personnel separations costs, contingent consideration charges and acquisition costs.

Earnings Release - Continued

The Company’s presentation of FFO in accordance with the NAREIT white paper, or presentation of Core FFO, should not be considered as an alternative to net income (computed in accordance with GAAP) as an indicator of the Company’s financial performance or to cash flow from operating activities (computed in accordance with GAAP) as an indicator of its liquidity. The Company’s FFO and Core FFO calculations are reconciled to net income in the Company’s Consolidated Statements of Operations included in this release.

NOI – The Company defines net operating income (“NOI”) as operating revenues (rental income, tenant reimbursements and other income) less property and related expenses (property expenses, real estate taxes and insurance). Management believes that NOI is a useful measure of the Company’s property operating performance as it provides a performance measure of the revenues and expenses directly associated with owning, operating, developing and redeveloping office and business park properties, and provides a perspective not immediately apparent from net income or FFO. Other REITs may use different methodologies for calculating NOI, and accordingly, the Company’s NOI may not be comparable to other REITs. The Company’s NOI calculations are reconciled to total revenues and total operating expenses at the end of this release.

Same-Property NOI – Same-Property Net Operating Income (“Same-Property NOI”), defined as operating revenues (rental, tenant reimbursements and other revenues) less operating expenses (property operating expenses, real estate taxes and insurance) from the properties owned by the Company for the entirety of the periods compared, is a primary performance measure the Company uses to assess the results of operations at its properties. As an indication of the Company’s operating performance, Same-Property NOI should not be considered an alternative to net income calculated in accordance with GAAP. A reconciliation of the Company’s Same-Property NOI to net income from its consolidated statements of operations is presented below. The Same-Property NOI results exclude corporate-level expenses, as well as certain transactions, such as the collection of termination fees, as these items vary significantly period-over-period thus impacting trends and comparability. Also, the Company eliminates depreciation and amortization expense, which are property level expenses, in computing Same-Property NOI as these are non-cash expenses that are based on historical cost accounting assumptions and do not offer the investor significant insight into the operations of the property. This presentation allows management and investors to distinguish whether growth or declines in net operating income are a result of increases or decreases in property operations or the acquisition of additional properties. While this presentation provides useful information to management and investors, the results below should be read in conjunction with the results from the consolidated statements of operations to provide a complete depiction of total Company performance.

Forward Looking Statements

The forward-looking statements contained in this press release, including statements regarding the Company’s 2013 Core FFO guidance and related assumptions, the potential sale of Worman’s Mill Court and the timing of such sale, and future acquisition and growth opportunities, are subject to various risks and uncertainties. Although the Company believes the expectations reflected in such forward-looking statements are based on reasonable assumptions, there can be no assurance that its expectations will be achieved. Certain factors that could cause actual results to differ materially from the Company’s expectations include changes in general or regional economic conditions; the Company’s ability to timely lease or re-lease space at current or anticipated rents; changes in interest rates; changes in operating costs; the Company’s ability to complete acquisitions on acceptable terms; the Company’s ability to manage its current debt levels and repay or refinance its indebtedness upon maturity or other required payment dates; the Company’s ability to maintain financial covenant compliance under its debt agreements; the Company’s ability to maintain effective internal controls over financial reporting and disclosure controls and procedures; any impact of the informal inquiry initiated by the U.S. Securities and Exchange Commission (the “SEC”); the Company’s ability to obtain debt and/or financing on attractive terms, or at all; changes in the assumptions underlying the Company’s earnings and Core FFO guidance and other risks detailed in the Company’s Annual Report on Form 10-K and described from time to time in the Company’s filings

Earnings Release - Continued

with the SEC. Many of these factors are beyond the Company’s ability to control or predict. Forward-looking statements are not guarantees of performance. For forward-looking statements herein, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The Company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

Earnings Release - Continued

Consolidated Statements of Operations

(unaudited, amounts in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
Revenues:
Rental	$32,424	$31,516	$96,742	$93,689
Tenant reimbursements and other	8,413	7,270	25,229	23,585

Total revenues	40,837	38,786	121,971	117,274

Operating expenses:
Property operating	10,878	10,035	31,529	27,697
Real estate taxes and insurance	4,240	3,741	13,104	12,253
General and administrative	6,346	5,645	16,598	17,787
Acquisition costs	173	8	173	49
Depreciation and amortization	14,812	14,144	43,891	41,247
Impairment of real estate assets	—	496	—	2,444
Contingent consideration related to acquisition of property	—	112	75	112

Total operating expenses	36,449	34,181	105,370	101,589

Operating income	4,388	4,605	16,601	15,685

Other expenses, net:
Interest expense	7,726	9,974	27,036	30,909
Interest and other income	(1,696)	(1,521)	(4,801)	(4,528)
Equity in (earnings) losses of affiliates	(19)	30	(54)	52
Gain on sale of investment	—	(2,951)	—	(2,951)
Loss on debt extinguishment	123	—	324	13,221

Total other expenses, net	6,134	5,532	22,505	36,703

Loss from continuing operations before income taxes	(1,746)	(927)	(5,904)	(21,018)

Benefit from income taxes	—	4,304	—	4,142

(Loss) income from continuing operations	(1,746)	3,377	(5,904)	(16,876)

Discontinued operations:
(Loss) income from operations	(387)	4,058	5,677	7,454
Loss on debt extinguishment	—	—	(4,414)	—
Gain on sale of real estate property	416	—	19,363	161

Income from discontinued operations	29	4,058	20,626	7,615

Net (loss) income	(1,717)	7,435	14,722	(9,261)

Less: Net loss (income) attributable to noncontrolling interests	211	(232)	(196)	876

Net (loss) income attributable to First Potomac Realty Trust	(1,506)	7,203	14,526	(8,385)

Less: Dividends on preferred shares	(3,100)	(3,100)	(9,300)	(8,864)

Net (loss) income attributable to common shareholders	$(4,606)	$4,103	$5,226	$(17,249)

Earnings Release - Continued

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
Net (loss) income attributable to common shareholders	$(4,606)	$4,103	$5,226	$(17,249)
Depreciation and amortization:
Real estate assets	14,812	14,144	43,891	41,247
Discontinued operations	104	2,489	3,928	7,728
Unconsolidated joint ventures	1,332	1,487	4,001	4,456
Consolidated joint ventures	(46)	(46)	(150)	(129)
Impairment of real estate assets	474	496	1,921	3,517
Gain on sale of real estate property	(416)	(2,951)	(19,363)	(3,112)
Net (loss) income attributable to noncontrolling interests in the Operating Partnership	(203)	209	216	(944)

Funds from operations available to common shareholders	$11,451	$19,931	$39,670	$35,514

Earnings Release - Continued

Consolidated Statements of Operations

(unaudited, amounts in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
Funds from operations (FFO)	$14,551	$23,031	$48,970	$44,378
Less: Dividends on preferred shares	(3,100)	(3,100)	(9,300)	(8,864)

FFO available to common shareholders	11,451	19,931	39,670	35,514
Personnel separation costs	1,777	397	1,777	397
Loss on debt extinguishment	123	—	4,738	13,325
Internal investigation costs	—	743	—	3,276
Deferred abatement and straight-line amortization	—	(1,567)	(1,567)	(1,567)
Change in tax regulation	—	(4,327)	—	(4,327)
Acquisition costs	173	8	173	49
Contingent consideration related to acquisition of property	—	112	75	112
Legal costs associated with informal SEC inquiry	—	—	391	—

Core FFO	$13,524	$15,297	$45,257	$46,779

Basic and diluted earnings per common share:
Loss from continuing operations available to common shareholders	$(0.08)	$—	$(0.28)	$(0.49)
Income from discontinued operations available to common shareholders	—	0.08	0.37	0.14

Net (loss) income available to common shareholders	$(0.08)	$0.08	$0.09	$(0.35)

Weighted average common shares outstanding:
Basic	57,969	50,267	54,014	50,049
Diluted	57,969	50,346	54,014	50,049
FFO available to common shareholders per share – basic and diluted	$0.19	$0.38	$0.70	$0.67
Core FFO per share – diluted	$0.22	$0.29	$0.80	$0.88
Weighted average common shares and units outstanding:
Basic	60,561	52,869	56,610	52,802
Diluted	60,628	52,947	56,701	52,884

Earnings Release - Continued

Consolidated Balance Sheets

(Amounts in thousands, except per share amounts)

	September 30, 2013	December 31, 2012
	(unaudited)
Assets:
Rental property, net	$1,218,364	$1,450,679
Assets held-for-sale	3,447	—
Cash and cash equivalents	16,971	9,374
Escrows and reserves	38,089	13,421
Accounts and other receivables, net of allowance for doubtful accounts of $1,698 and $1,799, respectively	12,309	15,271
Accrued straight-line rents, net of allowance for doubtful accounts of $168 and $530, respectively	29,838	28,133
Notes receivable, net	54,722	54,730
Investment in affiliates	49,229	50,596
Deferred costs, net	39,706	40,370
Prepaid expenses and other assets	11,064	8,597
Intangible assets, net	37,544	46,577

Total assets	$1,511,283	$1,717,748

Liabilities:
Mortgage loans	$275,974	$418,864
Secured term loan	—	10,000
Unsecured term loan	300,000	300,000
Unsecured revolving credit facility	83,000	205,000
Accounts payable and other liabilities	44,704	64,920
Accrued interest	1,697	2,653
Rents received in advance	6,969	9,948
Tenant security deposits	5,799	5,968
Deferred market rent, net	1,746	3,535

Total liabilities	719,889	1,020,888

Noncontrolling interests in the Operating Partnership	33,972	34,367
Equity:
Preferred Shares, $0.001 par value, 50,000 shares authorized; Series A Preferred Shares, $25 liquidation preference, 6,400 shares issued and outstanding	$160,000	$160,000
Common shares, $0.001 par value, 150,000 shares authorized; 58,772 and 51,047 shares issued and outstanding, respectively	59	51
Additional paid-in capital	912,444	804,584
Noncontrolling interests in consolidated partnerships	3,957	3,728
Accumulated other comprehensive loss	(5,150)	(10,917)
Dividends in excess of accumulated earnings	(313,888)	(294,953)

Total equity	757,422	662,493

Total liabilities, noncontrolling interests and equity	$1,511,283	$1,717,748

Earnings Release - Continued

Same-Property Analysis

(unaudited, dollars in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
Same-Property NOI(1)
Total base rent	$30,863	$30,389	$92,073	$90,676
Tenant reimbursements and other	7,833	6,961	23,059	21,157
Property operating expenses	(9,825)	(9,553)	(28,571)	(27,159)
Real estate taxes and insurance	(3,857)	(3,679)	(11,931)	(11,377)

Same-Property NOI—accrual basis	25,014	24,118	74,630	73,388
Straight-line revenue, net	(432)	(298)	(1,148)	(1,229)
Deferred market rental revenue, net	50	258	74	366

Same-Property NOI—cash basis	$24,632	$24,078	$73,556	$72,525

Change in same-property NOI—accrual basis	3.7%		1.7%
Change in same-property NOI—cash basis	2.3%		1.4%
Same-property percentage of total portfolio (sf)	97.0%		97.0%

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
Reconciliation of Consolidated NOI to Same-Property NOI
Total revenues	$40,837	$38,786	$121,971	$117,274
Property operating expenses	(10,878)	(10,035)	(31,529)	(27,697)
Real estate taxes and insurance	(4,240)	(3,741)	(13,104)	(12,253)

NOI	25,719	25,010	77,338	77,324
Less: Non-same property NOI(2)	(705)	(892)	(2,708)	(3,936)

Same-Property NOI—accrual basis	$25,014	$24,118	$74,630	$73,388

	Three Months		Nine Months
	Ended		Ended
	September 30,	Percentage of	September 30,	Percentage of
	2013	Base Rent	2013	Base Rent
Change in Same-Property NOI by Region (accrual basis)
Washington, D.C.	2.5%	13%	3.1%	13%
Maryland	(1.7)%	32%	(0.8)%	31%
Northern Virginia	12.5%	31%	4.2%	32%
Southern Virginia	0.3%	24%	0.7%	24%
Change in Same-Property NOI by Type (accrual basis)
Business Park / Industrial	4.7%	47%	(0.1)%	46%
Office	2.8%	53%	3.4%	54%

(1)	Same-property comparisons are based upon those consolidated properties owned for the entirety of the periods presented. Same-property results exclude the operating results of the following non same-properties that were owned as of September 30, 2013: Three Flint Hill, 440 First Street, NW, Davis Drive, 1005 First Street, NE and Worman’s Mill Court.
(2)	Non-same property NOI has been adjusted to reflect a normalized management fee percentage in lieu of an administrative overhead allocation for comparative purposes.

Highlights (unaudited, dollars in thousands, except per share data)

	Q3-2013		Q2-2013		Q1-2013	Q4-2012	Q3-2012
Performance Metrics	$11,451		$11,141		$17,077	$16,601	$19,931
FFO available to common shareholders(1)
Core FFO(1)	$13,524		$15,886		$15,846	$16,805	$15,297
FFO available to common shareholders per share	$0.19		$0.20		$0.32	$0.31	$0.38
Core FFO per share	$0.22		$0.28		$0.30	$0.32	$0.29
Operating Metrics
Change in Same-Property NOI
Cash Basis	2.3%		(0.1)%		1.3%	5.3%	1.6%
Accrual Basis	3.7%		0.0%		1.4%	6.3%	3.2%
Assets
Total Assets	$1,511,283		$1,557,666		$1,718,364	$1,717,748	$1,714,237
Debt Balances
Unhedged Variable Rate Debt	$76,699		$43,657		$249,500	$165,000	$129,000
Hedged Variable Rate Debt(2)	350,000		350,000		350,000	350,000	350,000
Fixed Rate Debt	232,275		294,389		355,387	418,864	442,267

Total	$658,974		$688,046		$954,887	$933,864	$921,267

Leasing Metrics
Net Absorption (Square Feet)(3)	19,741		69,107	(4)	177,460	48,946	54,841
Tenant Retention Rate	30	%(5)	79	%(4)	89%	58%	75%
Leased %	87.4%		86.5%		86.3%	84.9%	84.9%
Occupancy %	85.1%		84.0%		83.9%	83.0%	83.2%
Total New Leases (Square Feet)	213,000		234,000		218,000	291,000	143,000
Total Renewal Leases (Square Feet)	87,000		306,000		345,000	318,000	332,000

(1)	See page 19 for a reconciliation of the Company’s FFO available to common shareholders and Core FFO to net (loss) income attributable to common shareholders.
(2)	As of September 30, 2013, the Company had fixed LIBOR at a weighted averaged interest rate of 1.5% on $350.0 million of its variable rate debt through twelve interest rate swap agreements.
(3)	Net absorption includes adjustments made for pre-leasing, deals signed in advance of existing lease expirations and unforeseen terminations.
(4)	Both the Net Absorption and Tenant Retention Rate exclude all properties that were sold in the second quarter of 2013.
(5)	The Company had an expected tenant retention rate of 30% in the third quarter of 2013, primarily as a result of over 200,000 square feet of known move outs in the quarter.

Quarterly Financial Results (unaudited, dollars in thousand)

	Three Months Ended
	September 30, 2013	June 30, 2013	March 31, 2013	December 31, 2012	September 30, 2012
OPERATING REVENUES
Rental	$32,424	$32,359	$31,959	$31,943	$31,516
Tenant reimbursements and other	8,413	8,026	8,789	8,259	7,270

	40,837	40,385	40,748	40,202	38,786
PROPERTY EXPENSES
Property operating	10,878	9,840	10,810	10,134	10,035
Real estate taxes and insurance	4,240	4,168	4,695	3,834	3,741

NET OPERATING INCOME	25,719	26,377	25,243	26,234	25,010
OTHER (EXPENSES) INCOME
General and administrative	(6,346)	(4,985)	(5,267)	(5,781)	(5,645)
Acquisition costs	(173)	—	—	—	(8)
Interest and other income	1,696	1,574	1,530	1,522	1,521
Equity in earnings (losses) of affiliates	19	7	28	92	(30)

EBITDA	20,915	22,973	21,534	22,067	20,848
Depreciation and amortization	(14,812)	(14,657)	(14,421)	(14,954)	(14,144)
Interest expense	(7,726)	(9,353)	(9,958)	(10,090)	(9,974)
Loss on debt extinguishment	(123)	(201)	—	(466)	—
Contingent consideration related to acquisition of property	—	(75)	—	(39)	(112)
Impairment of real estate assets	—	—	—	—	(496)
Gain on sale of investment(1)	—	—	—	—	2,951

Loss from continuing operations before income taxes	(1,746)	(1,313)	(2,845)	(3,482)	(927)

Benefit from income taxes	—	—	—	—	4,304

(Loss) income from continuing operations	(1,746)	(1,313)	(2,845)	(3,482)	3,377

DISCONTINUED OPERATIONS
(Loss) income from operations	(387)	1,256	4,808	4,362	4,058
Loss on debt extinguishment	—	(4,414)	—	—	—
Gain on sale of real estate property(2)	416	18,947	—	—	—

Income from discontinued operations	29	15,789	4,808	4,362	4,058

NET (LOSS) INCOME	(1,717)	14,476	1,963	880	7,435

Less: Net loss (income) attributable to noncontrolling interests	211	(466)	59	110	(232)

NET (LOSS) INCOME ATTRIBUTABLE TO FIRST POTOMAC REALTY TRUST	(1,506)	14,010	2,022	990	7,203

Less: Dividends on preferred shares	(3,100)	(3,100)	(3,100)	(3,100)	(3,100)

NET (LOSS) INCOME ATTRIBUTABLE TO COMMON SHAREHOLDERS	$(4,606)	$10,910	$(1,078)	$(2,110)	$4,103

Supplemental Financial Results Items:
The following items were included in the determination of net (loss) income:

	Three Months Ended
	September 30, 2013	June 30, 2013	March 31, 2013	December 31,2012	September 30, 2012
Termination fees	$61	$49	$121	$606	$63
Capitalized interest	836	360	344	334	603
Change in tax regulations(3)	—	—	—	—	4,327
Snow and ice removal costs (excluding reimbursements)(4)	(27)	(68)	(817)	66	—
Reserves for bad debt expense	(167)	(229)	(174)	(55)	(149)
Internal investigation costs	—	—	—	(27)	(743)
Legal costs associated with informal SEC inquiry	—	(55)	(336)	(110)	—
Personnel separation costs	(1,777)	—	—	(732)	(397)
Discontinued Operations(5)
Revenues	$319	$6,323	$10,709	$9,939	$9,965
Operating expenses	(128)	(1,922)	(2,842)	(2,519)	(2,759)
Depreciation and amortization expense	(104)	(1,337)	(2,487)	(2,486)	(2,489)
Interest expense, net of interest income	—	(362)	(572)	(572)	(659)
Impairment of real estate assets	(474)	(1,446)	—	—	—
Loss on debt extinguishment	—	(4,414)	—	—	—
Gain on sale of real estate property(2)	$416	$18,947	—	—	—

	$29	$15,789	$4,808	$4,362	$4,058

(1)	During the third quarter of 2012, the Company recorded a $3.0 million gain on the sale of its 95% interest in 1200 17th street, NW, an office building in Washington, U.C.
(2)	For the three months ended September 30, 2013, the gain on sale of real estate property includes $0.4 million related to the sale of 4200 Tech Court. For the three months ended June 30, 2013, the gain on sale of real estate property includes $18.7 million related to the sale of the industrial portfolio and $0.2 million related to the sale of 4212 Tech Court.
(3)	Reflects the one-time non-cash impact of new tax regulations enacted by the District of Columbia that became effective in September 2012, which is included in Benefit from income taxes in the above Quarterly Financial Results.
(4)	The Company recovered approximately 65% of these costs.
(5)	Represents the operating results of (i) Worman’s Mill Court, which is expected to be sold in the fourth quarter of 2013, (ii) Triangle Business Center and 4200 Tech Court, which were both sold in the third quarter of 2013, (iii) 4212 Tech Court, I-66 Commerce Center, Frederick Industrial Park, Mercedes Center, Glen Dale Business Center, Interstate Plaza, 13129 Airpark Road, Northridge, River’s Bend Center, Cavalier Industrial Park, Diamond Hill Distribution Center and Hampton Roads Center, which were all sold in the second quarter of 2013, and (iv) two buildings at Owings Mills Business Park, which were sold in the fourth quarter of 2012.

Quarterly Financial Measures (unaudited, amounts in thousands, except per share data)

	Three Months Ended
	September 30, 2013	June 30, 2013	March 31, 2013	December 31, 2012	September 30, 2012
FUNDS FROM OPERATIONS (“FFO”)
Net (loss) income attributable to common shareholders	$(4,606)	$10,910	$(1,078)	$(2,110)	$4,103
Depreciation and amortization:
Real estate assets	14,812	14,657	14,421	14,954	14,144
Discontinued operations	104	1,337	2,487	2,486	2,489
Unconsolidated joint ventures	1,332	1,317	1,352	1,428	1,487
Consolidated joint ventures	(46)	(53)	(51)	(49)	(46)
Impairment of real estate assets	474	1,446	—	—	496
Gain on sale of real estate property	(416)	(18,947)	—	—	(2,951)
Net (loss) income attributable to noncontrolling interests in the Operating Partnership	(203)	474	(54)	(108)	209

FFO available to common shareholders	11,451	11,141	17,077	16,601	19,931
Dividends on preferred shares	3,100	3,100	3,100	3,100	3,100

FFO	$14,551	$14,241	$20,177	$19,701	$23,031

FFO available to common shareholders	11,451	11,141	17,077	16,601	19,931
Personnel separation costs	1,777	—	—	732	397
Loss on debt extinguishment(1)	123	4,615	—	466	—
Internal investigation costs(2)	—	—	—	27	743
Deferred abatement and straight-line amortization(3)	—	—	(1,567)	(1,567)	(1,567)
Change in tax regulation(4)	—	—	—	—	(4,327)
Acquisition costs	173	—	—	—	8
Contingent consideration related to acquisition of property	—	75	—	39	112
Development costs(5)	—	—	—	397	—
Legal costs associated with informal SEC inquiry	—	55	336	110	—

Core FFO	$13,524	$15,886	$15,846	$16,805	$15,297

ADJUSTED FUNDS FROM OPERATIONS (“AFFO”)
Core FFO	$13,524	$15,886	$15,846	$16,805	$15,297
Non-cash share-based compensation expense	838	891	771	1,271	856
Straight-line rent, net(6)	(446)	(459)	(292)	(226)	(361)
Deferred market rent, net	50	(3)	(18)	(74)	228
Non-real estate depreciation and amortization(7)	332	256	242	245	251
Debt fair value amortization	(58)	(76)	(8)	(24)	(35)
Provision for income taxes	—	—	—	—	23
Amortization of finance costs	672	816	756	777	683
Tenant improvements(8)	(3,190)	(6,413)	(3,544)	(4,898)	(3,108)
Leasing commissions(8)	(1,690)	(1,629)	(1,352)	(941)	(830)
Capital expenditures(8)	(2,728)	(1,627)	(2,010)	(4,034)	(1,634)

AFFO	$7,304	$7,642	$10,391	$8,901	$11,370

Total weighted average common shares and OP units:
Basic	60,561	56,184	53,002	52,927	52,869

Diluted	60,628	56,289	53,106	53,026	52,947

FFO available to common shareholders and units per share:
FFO—basic and diluted	$0.19	$0.20	$0.32	$0.31	$0.38

Core FFO—diluted	$0.22	$0.28	$0.30	$0.32	$0.29

AFFO per share:
AFFO—basic	$0.12	$0.14	$0.20	$0.17	$0.22

AFFO—diluted	$0.12	$0.14	$0.20	$0.17	$0.21

(1)	During the third quarter of 2013, the Company incurred $0.1 million in charges related to the transfer of a mortgage loan to 840 First Street, NE. During the second quarter of 2013, the Company incurred $4.6 million in charges related to the prepayment of certain mortgage debt associated with the previously disclosed sales of the 24 industrial properties and the paydown of a mortgage loan encumbering Cloverleaf Center, the Bridge Loan and the Secured Term Loan. During the fourth quarter of 2012, the Company incurred a $0.5 million charge related to the defeasement of a mortgage loan that encumbered four buildings at Owings Mills Business Park, of which two buildings were sold on November 7, 2012.
(2)	Represents legal and accounting fees incurred in connection with the Company’s completed internal investigation.
(3)	Represents the accelerated amortization of the straight line balance and the deferred abatement for Engineering Solutions at I-66 Commerce Center, which terminated its lease prior to completion. The tenant vacated the property on March 31, 2013 and I-66 Commerce Center was sold in the second quarter of 2013.
(4)	Reflects the one-time non-cash impact of new tax regulations enacted by the District of Columbia that became effective in September 2012.
(5)	During the fourth quarter of 2012, the Company expensed development costs related to a project that was deferred at Greenbrier Business Park.
(6)	Includes the Company’s amortization of the following: straight-line rents and associated uncollectable amounts, rent abatements and lease incentives.
(7)	Most non-real estate depreciation is classified in general and administrative expense.
(8)	Does not include first-generation costs, which the Company defines as tenant improvements, leasing commissions and capital expenditure costs that were taken into consideration when underwriting the purchase of a property or incurred to bring the property to operating standard for its intended use.

First-generation costs
Tenant improvements	$1,420	$3,265	$2,588	$3,881	$3,289
Leasing commissions	1,738	536	461	516	1,021
Capital expenditures	1,145	2,215	2,049	4,513	1,633

Total first-generation costs	4,303	6,016	5,098	8,910	5,943
Development and redevelopment	1,850	5,692	4,813	4,939	2,653

	$6,153	$11,708	$9,911	$13,849	$8,596

Capitalization and Selected Ratios (unaudited, dollars in thousands, except per share data, percentages and ratios)

Total Market Capitalization

		Percent of Total Market Capitalization
Common Shares and Units
Total common shares outstanding	58,772
Operating Partnership (“OP”) units held by third parties	2,592

Total common shares and OP units outstanding	61,364
Market price per share at September 30, 2013	$12.57

Market Value of Common Equity	$771,345	48.4%

Preferred Shares
Total Series A Preferred Shares outstanding	6,400
Market price per share at September 30, 2013	$25.40

Market Value of Preferred Equity	$162,560	10.2%

Debt
Fixed-rate debt	$232,275	14.6%
Hedged variable-rate debt(1)	350,000	22.0%
Unhedged variable-rate debt	76,699	4.8%

Total debt	$658,974	41.4%

Total Market Capitalization	$1,592,879	100.0%

Selected Ratios

	Three Months Ended
	September 30, 2013	June 30, 2013	March 31, 2013	December 31, 2012	September 30, 2012
COVERAGE RATIOS
Interest Coverage Ratio
EBITDA, excluding acquisition costs(2)	$21,088	$22,973	$21,534	$22,067	$20,856
Interest expense	7,726	9,353	9,958	10,090	9,974

	2.73x	2.46x	2.16x	2.19x	2.09x
Fixed Charge Coverage Ratio
EBITDA, excluding acquisition costs(2)	$21,088	$22,973	$21,534	$22,067	$20,856
Fixed charges(3)	12,458	14,294	15,051	15,230	15,060

	1.69x	1.61x	1.43x	1.45x	1.38x
OVERHEAD RATIO
G&A to Real Estate Revenues
General and administrative expense(4)	$4,569	$4,924	$4,931	$4,912	$4,505
Total revenues	40,837	40,385	40,748	40,202	38,786

	11.2%	12.2%	12.1%	12.2%	11.6%
LEVERAGE RATIOS
Debt/Total Market Capitalization Total debt	$658,974	$688,046	$954,887	$933,864	$921,267
Total market capitalization	1,592,879	1,658,187	1,919,706	1,761,716	1,776,780

	41.4%	41.5%	49.7%	53.0%	51.9%
Debt/Undepreciated Book Value Total debt	$658,974	$688,046	$954,887	$933,864	$921,267
Undepreciated book value	1,423,717	1,422,287	1,687,645	1,681,763	1,660,704

	46.3%	48.4%	56.6%	55.5%	55.5%

(1)	At September 30, 2013, the Company had fixed LIBOR at a weighted average interest rate of 1.5% on $350.0 million of its variable rate debt through twelve interest rate swap agreements.
(2)	Acquisition costs were omitted due to their variability, which impacted the comparability of period-over-period results.
(3)	Fixed charges include interest expense, debt principal amortization and quarterly accumulated dividends on the Company’s preferred shares.
(4)	Excludes personnel separation costs, legal costs associated with informal SEC inquiry and internal investigation costs. For detail of these costs, see the reconcilation of FFO available to common shareholders to Core FFO on the Quarterly Financial Measures table.

Outstanding Debt (unaudited, dollars in thousands)

Fixed-Rate Debt	Effective Interest Rate		Balance at September 30, 2013	Annualized Debt Service		Maturity Date	Balance at Maturity
Encumbered Properties
Annapolis Business Center(1)	6.25%		$8,114	$665		6/1/2014	$8,010
Jackson National Life Loan(2)	5.19%		66,400	6,582		8/1/2015	64,230
Hanover Business Center Building D(1)	6.63%		288	161		8/1/2015	13
Chesterfield Business Center Buildings C, D, G and H(1)	6.63%		772	414		8/1/2015	34
Gateway Centre Manassas Building I(1)	5.88%		688	239		11/1/2016	—
Hillside Center(1)	4.62%		13,448	945		12/6/2016	12,160
Redland Corporate Center	4.64%		67,336	4,014		11/1/2017	62,064
Hanover Business Center Building C(1)	6.63%		688	186		12/1/2017	13
840 First Street, NE(3)	6.01%		37,298	2,722		7/1/2020	32,000
Battlefield Corporate Center	4.40%		3,889	320		11/1/2020	2,618
Chesterfield Business Center Buildings A, B, E and F(1)	6.63%		1,921	318		6/1/2021	26
Airpark Business Center(1)	6.63%		1,048	173		6/1/2021	14
1211 Connecticut Avenue, NW	4.47%		30,385	1,823		7/1/2022	24,668

Total Fixed-Rate Debt	5.09	%(4)	$232,275	$18,562			$205,850

Unamortized fair value adjustments			(714)

Total Principal Balance			$231,561

Variable-Rate Debt(5)
1005 First Street, NE(6)	5.80%		22,000	1,100		10/16/2014	22,000
Construction Loan(7)	LIBOR + 2.50%		21,699	582		5/30/2016	21,699
Unsecured Revolving Credit Facility(8)	LIBOR + 2.25%		83,000	2,017		1/15/2015	83,000
Unsecured Term Loan(8)
Tranche A	LIBOR + 2.15%		60,000	1,398		7/18/2016	60,000
Tranche B	LIBOR + 2.25%		147,500	3,584		7/18/2017	147,500
Tranche C	LIBOR + 2.30%		92,500	2,294		7/18/2018	92,500

	2.43	%(4)	300,000	7,276			300,000

Total Variable-Rate Debt	4.19	%(4)(9)	$426,699	$10,975			$426,699

Total Debt at September 30, 2013	4.51	%(4)(9)	$658,974	$29,537	(10)		$632,549

(1)	The balance includes the fair value impacts recorded at acquisition upon assumption of the mortgages encumbering these properties.
(2)	At September 30, 2013, the loan was secured by the following properties: Plaza 500, Van Buren Office Park, Rumsey Center, Snowden Center, Greenbrier Technology Center II, and Norfolk Business Center. The terms of the loan allow the Company to substitute collateral, as long as certain debt-service coverage and loan-to-value ratios are maintained, or to prepay a portion of the loan, with a prepayment penalty, subject to a debt service yield.
(3)	On September 30, 2013, the Company repaid the $53.9 million mortgage loan that encumbered 840 First Street, NE, which was scheduled to mature on October 1, 2013. 840 First Street, NE is subject to a tax protection agreement, which requires that the Company maintain a specified minimum amount of debt on the property through March 2018. As a result of this agreement, simultaneously with the repayment of the mortgage loan, the Company encumbered 840 First Street, NE with a $37.3 million mortgage loan that had previously encumbered 500 First Street, NW.
(4)	Represents the weighted average interest rate.
(5)	All of the Company’s variable rate debt is based on one-month LIBOR. For the purposes of calculating the annualized debt service and the effective interest rate, the Company used the one-month LIBOR rate at September 30, 2013, which was 0.18%.
(6)	The loan has a contractual interest rate of LIBOR plus a spread of 2.75% (with a floor of 5.0%) and matures in October 2014, with a one-year extension at the Company’s option.
(7)	The loan matures in May 2016, with two one-year extension options at the Company’s discretion and has a borrowing capacity of up to $43.5 million. The Company can repay all or a portion of the Construction Loan, without penalty, at any time during the term of the loan.
(8)	On October 16, 2013, the Company amended its unsecured revolving credit facility and unsecured term loans. The Company increased the size of the unsecured revolving credit facility from $255 million to $300 million, and extended the maturity date to October 2017, with a one-year extension at the Company’s option. The Company’s unsecured term loan was divided into three $100 million tranches that mature in October 2018, 2019 and 2020. As part of the amendment, the Company reduced its LIBOR spreads to current market rates, which, depending on the Company’s leverage ratios could reduce the applicable LIBOR spreads on its unsecured revolving credit facility and unsecured term loan by 50 to 90 basis points.
(9)	At September 30, 2013, the Company had fixed LIBOR on $350.0 million of its variable rate debt through twelve interest rate swap agreements. The effective interest rate reflects the impact of the Company’s interest rate swap agreements.
(10)	During the third quarter of 2013, the Company paid approximately $1.6 million in principal payments on its consolidated mortgage debt, which excludes $60.5 million related to mortgage debt that was repaid during the third quarter of 2013.

Debt Maturity Schedule (unaudited, dollars in thousands)

NOI of Pledged Properties and Supported Indebtedness

Year of Maturity	Type	Annualized NOI(2)(3)	Total Maturing Indebtedness	Total Supported Indebtedness	Debt Yield
2014	Secured Property Debt	$3,252	$30,010	$30,010	10.8%
2015	Secured Property Debt	11,696	64,277	64,277	18.2%
2016	Secured Property Debt	857	12,160	12,160	7.0%
2016	Construction Loan	—	21,699	21,699	NM
2017	Secured Property Debt	7,241	62,077	62,077	11.7%
2017(2)	Unsecured Revolving Credit Facility	69,372	83,000	383,000	18.1%
2018(2)	Unsecured Term Loan	69,372	100,000	383,000	18.1%
2019(2)	Unsecured Term Loan	69,372	100,000	383,000	18.1%
2020(2)	Unsecured Term Loan	69,372	100,000	383,000	18.1%
2020	Secured Property Debt	7,518	34,618	34,618	21.7%
2021	Secured Property Debt	719	40	40	NM
2022	Secured Property Debt	3,464	24,668	24,668	14.0%

NM = Not meaningful.

(1)	At September 30, 2013, the Company had fixed LIBOR on $350.0 million of its variable rate debt through twelve interest rate swap agreements.
(2)	On October 16, 2013, the Company amended its unsecured revolving credit facility and unsecured term loans. The Company increased the size of the unsecured revolving credit facility from $255 million to $300 million and increased the term of the facility by approximately four years. The unsecured revolving credit facility will mature in October 2017, with a one-year extension at the Company’s option. The Company also extended the maturity dates of each of the three loans that comprise the $300 million unsecured term loan by approximately two years. The amended terms are reflected in the table.
(3)	NOI calculated using the defintions in the unsecured debt covenants that were amended on October 16, 2013.

Selected Debt Covenants (unaudited, dollars in thousands)

	Credit Facility / Unsecured
	Term Loan / Construction Loan
	Quarter Ended September 30, 2013	Covenant
Covenants(1)
Consolidated Total Leverage Ratio(2)	43.1%	< 60%
Net Worth(2)	$944,046	> 601,202
Fixed Charge Coverage Ratio(2)	1.89x	> 1.50x
Maximum Dividend Payout Ratio	63.0%	< 95%
Restricted Investments:
Joint Ventures	5.8%	< 15%
Real Estate Assets Under Development	3.2%	< 15%
Undeveloped Land	1.4%	< 5%
Structured Finance Investments	3.3%	< 5%
Total Restricted Investments	7.8%	< 25%
Restricted Indebtedness:
Maximum Secured Debt	19.5%	< 40%
Unencumbered Pool Leverage(2)	42.6%	< 60%
Unencumbered Pool Interest Coverage Ratio(2)	4.75x	> 1.75x

(1)	On October 16, 2013, the Company amended its unsecured revolving credit facility and unsecured term loans. As part of these amendments, the Company, among other things, reduced its LIBOR spreads to current market rates, eliminated the prepayment lock-outs associated with the unsecured term loan, decreased the capitalization rates used to calculate gross asset value in the covenant calculations, and moved to a covenant package more closely aligned with the Company’s strategic plan. The covenants listed above reflect the amended covenants, which, pursuant to the terms of the amendments, are applicable to the Company with respect to the quarter ended September 30, 2013.
(2)	These are the only covenants that apply to the Construction Loan, which are calculated in accordance with the amended unsecured revolving credit facility.

Net Asset Value Analysis (unaudited, dollars in thousands, except percentages)

Income Statement Items(1)	Three Months Ended September 30, 2013
Total Portfolio In-Place Cash NOI
Total GAAP Revenue	$40,837
Straight-line and Deferred Market Rents	(392)
Management Fee Adjustment(2)	521
Property Operating Costs	(15,118)

Total Portfolio In-Place Cash NOI	$25,848

Occupancy as of September 30, 2013	85.1%
Balance Sheet Items
Development & Redevelopment Assets
Original Cost Basis of Land held for Future Development	$22,664
Original Cost Basis of Land in Current Development/Redevelopment	66,870
Construction Costs to Date for Current Development/Redevelopment	31,843

Total Development & Redevelopment Assets	$121,377

Other Assets
Investments in Affiliates	$49,229
Notes Receivable, net	54,722

Total Other Assets	$103,951

Net Liabilities at 9/30/2013
Mortgage and Senior Debt, cash principal balances	$(658,260)
Accrued interest	(1,697)
Rents received in advance	(6,969)
Tenant security deposits	(5,799)
Accounts payable and other liabilities	(44,704)
Cash and cash equivalents, escrows and reserves	55,060
Accounts and other receivables, net of allowance for doubtful accounts	12,309
Prepaid expenses and other assets	11,064

Total Net Liabilities	$(638,996)

Preferred Shares Outstanding at 9/30/2013	6,400
Par Value of Preferred Shares Outstanding at 93/30/2013	$160,000
Weighted Average Diluted Shares and OP Units Outstanding at 9/30/2013	60,628

(1)	Does not include figures from discontinued operations.
(2)	Management fee adjustment, which equates to 4% of cash basis revenue, is used in lieu of an administrative overhead allocation for comparative purposes.

Investment in Joint Ventures (unaudited, dollars in thousands)

Unconsolidated Joint Ventures

	FPO Ownership	FPO Initial Investment	FPO Investment at September 30, 2013	Property Type	Location	Square Feet	Leased at September 30, 2013	Occupied at September 30, 2013
RiversPark I and II	25%	$3,857	$2,720	Business Park	Columbia, MD	307,984	94.7%	90.9%
Aviation Business Park	50%	4,190	5,028	Office	Glen Burnie, MD	120,285	45.9%	45.9%
1750 H Street, NW	50%	16,795	16,449	Office	Washington, DC	112,269	100.0%	100.0%
Prosperity Metro Plaza	51%	28,124	25,032	Office	Fairfax, VA	327,470	89.5%	85.7%

Total / Weighted Average		$52,966	$49,229			868,008	86.7%	83.9%

Outstanding Debt	FPO Ownership	Effective Interest Rate	Principal Balance at September 30, 2013(1)	Annualized Debt Service	Maturity Date	Balance at Maturity(1)
RiversPark I and II	25%	2.75%	$28,000	$770	3/26/2014(2)	$28,000
1750 H Street, NW	50%	5.17%	28,809	2,634	6/11/2014	27,975
Prosperity Metro Plaza	51%	3.86%	50,346	3,628	1/11/2015	48,140

Total / Weighted Average		3.92%	$107,155	$7,032		$104,115

Income Statement—Unconsolidated Joint Ventures

	Three Months Ended(3)
	September 30, 2013	June 30, 2013	March 31, 2013	December 31, 2012	September 30, 2012
Total revenues	$6,035	$5,959	$6,052	$6,370	$6,254
Total operating expenses	(1,879)	(1,905)	(1,865)	(1,918)	(1,883)

Net operating income	4,156	4,054	4,187	4,452	4,371
Depreciation and amortization	(2,887)	(2,854)	(2,939)	(3,054)	(3,174)
Interest expense, net of interest income	(1,063)	(1,062)	(1,060)	(1,080)	(1,085)
Other (expenses) income	(28)	(28)	(14)	(32)	15

Net income	$178	$110	$174	$286	$127

(1)	Reflects the balance of the debt secured by the properties, not First Potomac’s portion of the debt.
(2)	During the third quarter of 2013, the loan was extended by six months to March 26, 2014.
(3)	Reflects the operating results of the property, not First Potomac’s economic interest in the properties.

Portfolio Summary (unaudited)

Consolidated Portfolio

	Number of Buildings	Square Feet(1)	% Leased(1)	% Occupied(1)	Annualized Cash Basis Rent(2)(3)	% of Annualized Cash Basis Rent
Washington DC	3	502,690	93.1%	90.5%	$14,675,878	13.1%
Maryland	53	2,544,481	86.6%	81.6%	34,095,413	30.3%
Northern VA	51	3,085,740	87.7%	86.7%	37,590,264	33.4%
Southern VA	38	2,852,240	86.8%	85.6%	26,077,968	23.2%
Richmond	19	827,623	78.5%	78.5%	5,844,090	5.2%
Norfolk	19	2,024,617	90.1%	88.5%	20,233,878	18.0%

Total / Weighted Average	145	8,985,151	87.4%	85.1%	$112,439,523	100.0%

			Projected		Estimated
			Total	Investment	Date	Expected
Significant Development/Redevelopment(4)	Region	Square Feet	Investment(5)	To Date(5)	In Service(6)	Return
(dollars in thousands)
Redevelopment
440 First Street, NW	Washington DC	139,273	$59,000	$51,801	Q4-2014	8%

Total Consolidated Portfolio		9,124,424

	Number of Buildings	Square Feet(1)	% Leased(1)	% Occupied(1)	Annualized Cash Basis Rent(2)(3)
Unconsolidated Joint Ventures(7)	12	868,008	86.7%	83.9%	$15,059,429

(1)	Does not include space in development or redevelopment.
(2)	Annualized cash basis rent at the end of the quarter, which is calculated as the contractual rent due under the terms of the lease, without taking into account rent abatements, is reflected on a triple-net equivalent basis, by deducting operating expense reimbursements that are included, along with base rent, in the contractual payments of the Company’s full service leases.
(3)	Includes leased spaces that are not yet occupied.
(4)	841,145 square feet of additional land is available for development, not including 1005 First Street, NE.
(5)	Total Investment includes original cost basis of property, projected base building costs and projected tenant improvements.
(6)	Development/redevelopment is estimated to be placed in service one year from substantial completion.
(7)	Represents operating results of the unconsolidated joint ventures, not First Potomac’s economic interest in the properties.

Leasing and Occupancy Summary (unaudited)

Total Portfolio by Property Type(1)

				Occupied Portfolio by Property Type				Leased Portfolio by Property Type
	Square Feet	% of Total Portfolio	Number of Buildings	Occupied Square Feet	% Occupied	Annualized Cash Basis Rent(2)	% of Annualized Cash Basis Rent	Leased Square Feet(3)	% Leased	Annualized Cash Basis Rent(2)(3)	% of Annualized Cash Basis Rent
Office	3,270,407	36.4%	50	2,713,233	83.0%	$54,680,571	50.0%	2,839,018	86.8%	$56,850,099	50.6%
Business Park / Industrial	5,714,744	63.6%	95	4,933,219	86.3%	54,663,452	50.0%	5,013,583	87.7%	55,589,424	49.4%

Total / Weighted Average	8,985,151	100%	145	7,646,452	85.1%	$109,344,023	100.0%	7,852,601	87.4%	$112,439,523	100.0%

Market Concentration by Annualized Cash Basis Rent(2)(3)

	Washington DC	Maryland	Northern VA	Southern VA
				Richmond	Norfolk	Subtotal	Total
Office	13.1%	17.6%	18.4%	0.0%	1.5%	1.5%	50.6%
Business Park / Industrial	0.0%	12.8%	15.0%	5.2%	16.5%	21.7%	49.4%

	13.1%	30.3%	33.4%	5.2%	18.0%	23.2%	100.0%

(1)	Does not include space in development or redevelopment.
(2)	Annualized cash basis rent at the end of the quarter, which is calculated as the contractual rent due under the terms of the lease, without taking into account rent abatements, is reflected on a triple-net equivalent basis, by deducting operating expense reimbursements that are included, along with base rent, in the contractual payments of the Company’s full service leases.
(3)	Includes leased spaces that are not yet occupied.

Portfolio by Size (unaudited)

Square Feet Under Lease	Number of Leases	Leased Square Feet	% of Total Square Feet	Annualized Cash Basis Rent(1)	% of Annualized Cash Basis Rent	Average Base Rent per Square Foot(1)
0-2,500	171	261,290	3.3%	$3,828,180	3.4%	$14.65
2,501-10,000	362	1,910,484	24.3%	23,960,402	21.3%	12.54
10,001-20,000	111	1,514,743	19.3%	19,955,706	17.7%	13.17
20,001-40,000	57	1,517,848	19.3%	20,577,258	18.3%	13.56
40,001-100,000	25	1,529,521	19.5%	21,227,262	18.9%	13.88
100,000 +	8	1,118,715	14.2%	22,890,715	20.4%	20.46

Total / Weighted Average	734	7,852,601	100.0%	$112,439,523	100.0%	$14.32

$ 12 M
$ 10 M
$ 8 M
$ 6 M
$ 4 M
$ 2 M
$ M
Annualized Cash Basis Rent
MTM
2013
2014
2015
2016
2017
2018
2019
2020
2021
2022
Thereafter
< 20,000 SF
20,000 - 100,000 SF
> 100,000 SF

(1)	Annualized cash basis rent at the end of the quarter, which is calculated as the contractual rent due under the terms of the lease, without taking into account rent abatements, is reflected on a triple-net equivalent basis, by deducting operating expense reimbursements that are included, along with base rent, in the contractual payments of the Company’s full service leases.

Top Twenty-Five Tenants (unaudited)

Ranking	Tenant	Number of Leases	Total Leased Square Feet	Annualized Cash Basis Rent(1)	% of Annualized Cash Basis Rent	Weighted Average Remaining Lease Years
1	U.S. Government	22	541,360	$11,827,659	10.5%	4.1
2	BlueCross BlueShield	1	204,314	5,946,076	5.3%	9.9
3	CACI International	1	214,214	5,284,315	4.7%	3.3
4	BAE Systems Technology Solutions & Services	3	167,881	3,376,714	3.0%	6.5
5	ICF Consulting Group Inc.	2	127,946	3,059,138	2.7%	10.9
6	Sentara Healthcare	6	276,974	2,463,523	2.2%	7.0
7	Stock Building Supply, Inc.	2	171,996	2,106,951	1.9%	3.4
8	State of Maryland—AOC	14	101,113	1,688,813	1.5%	6.3
9	Vocus, Inc.	1	93,000	1,633,604	1.5%	9.5
10	First Data Corporation	1	117,336	1,452,620	1.3%	6.2
11	Latisys-Ashburn, LLC	2	123,097	1,386,188	1.2%	8.2
12	Montgomery County, Maryland	2	57,825	1,383,641	1.2%	8.2
13	Siemens Corporation	3	100,745	1,352,642	1.2%	2.9
14	Affiliated Computer Services, Inc	1	107,422	1,265,431	1.1%	3.3
15	Lyttle Corp	1	54,530	1,080,785	1.0%	9.3
16	Harris Corporation	3	47,404	983,501	0.9%	1.4
17	International Resources Group	5	36,016	979,813	0.9%	0.6
18	Verizon	5	70,627	970,095	0.9%	1.9
19	American Public University System, Inc.	3	63,455	904,825	0.8%	1.5
20	GG Ashburn, LLC (Gold’s Gym)	1	54,560	878,416	0.8%	13.5
21	Harris Connect	1	64,486	862,176	0.8%	3.0
22	DRS Defense Solutions, LLC	2	45,675	825,410	0.7%	3.1
23	McLean Bible Church	1	53,559	816,775	0.7%	10.8
24	Telogy Networks, Inc.	1	52,145	779,568	0.7%	4.7
25	ServiceSource, Inc.	3	64,683	740,756	0.7%	1.0

	Subtotal Top 25 Tenants	87	3,012,363	$54,049,434	48.1%	5.8
	All Remaining Tenants	647	4,840,238	58,390,089	51.9%	4.5

	Total / Weighted Average	734	7,852,601	$112,439,523	100.0%	5.2

Tenant Diversification by Industry

(1)	Annualized cash basis rent at the end of the quarter, which is calculated as the contractual rent due under the terms of the lease, without taking into account rent abatements, is reflected on a triple-net equivalent basis, by deducting operating expense reimbursements that are included, along with base rent, in the contractual payments of the Company’s full service leases.

Annual Lease Expirations (unaudited)

	Total Portfolio					Property Type
						Office		Business Park /Industrial
Year of Lease Expiration(1)	Number of Leases Expiring	Leased Square Feet	% of Leased Square Feet	Annualized Cash Basis Rent(2)	Average Base Rent per Square Foot(2)	Leased Square Feet	Average Base Rent per Square Foot(2)	Leased Square Feet	Average Base Rent per Square Foot(2)
MTM	2	13,005	0.2%	$291,432	$22.41	13,005	$22.41	—	$—
2013	20	94,138	1.2%	1,086,126	11.54	9,808	16.19	84,330	11.00
2014	121	722,101	9.2%	9,782,874	13.55	288,864	17.39	433,237	10.99
2015	113	728,942	9.3%	9,493,573	13.02	234,873	16.74	494,069	11.26
2016	104	770,712	9.8%	12,656,696	16.42	255,528	26.61	515,184	11.37
2017	94	1,214,468	15.5%	18,339,653	15.10	409,719	21.66	804,749	11.76
2018	87	900,945	11.5%	10,028,305	11.13	240,918	14.17	660,027	10.02
2019	71	932,600	11.9%	12,300,310	13.19	210,455	17.53	722,145	11.92
2020	46	845,964	10.8%	11,849,721	14.01	416,042	18.83	429,922	9.34
2021	21	325,060	4.1%	3,952,724	12.16	45,608	16.22	279,452	11.50
2022	20	243,310	3.1%	3,276,124	13.46	87,092	22.30	156,218	8.54
Thereafter	35	1,061,356	13.5%	19,381,987	18.26	627,106	22.57	434,250	12.04

Total / Weighted Average	734	7,852,601	100.0%	$112,439,523	$14.32	2,839,018	$20.02	5,013,583	$11.09

(1)	The company classifies leases that expired or were terminated on the last day of the year as leased square footage since the tenant is contractually entitled to the space.
(2)	Annualized cash basis rent at the end of the quarter, which is calculated as the contractual rent due under the terms of the lease, without taking into account rent abatements, is reflected on a triple- net equivalent basis, by deducting operating expense reimbursements that are included, along with base rent, in the contractual payments of the Company’s full service leases.

Quarterly Lease Expirations (unaudited)

Quarter of Lease Expiration(1)	Number of Leases Expiring	Leased Square Feet	% of Leased Square Feet	Annualized Cash Basis Rent(2)	Average Base Rent per Square Foot(2)
MTM	2	13,005	0.2%	$291,432	$22.41
2013—Q4	20	94,138	1.2%	1,086,126	11.54
2014—Q1	29	185,242	2.4%	2,791,667	15.07
2014—Q2	34	183,493	2.3%	2,774,625	15.12
2014—Q3	32	176,526	2.2%	2,522,219	14.29

Total / Weighted Average	117	652,404	8.3%	$9,466,068	$11.21

(1)	The company classifies leases that expired or were terminated on the last day of the quarter as leased square footage since the tenant is contractually entitled to the space.
(2)	Annualized cash basis rent at the end of the quarter, which is calculated as the contractual rent due under the terms of the lease, without taking into account rent abatements, is reflected on a triple-net equivalent basis, by deducting operating expense reimbursements that are included, along with base rent, in the contractual payments of the Company’s full service leases.

Leasing Analysis (unaudited)

Total Lease Summary

All Comparable and Non-comparable Leases

	Three Months Ending September 30, 2013						Average
						Average	Capital Cost
	Square	Number of	Cash Basis	GAAP Basis	Average	Capital Cost	per Sq. Ft.
	Footage	Leases Signed	Base Rent	Base Rent	Lease Term	Per Sq. Ft.(1)	per Year(1)
New Leases	213,262	26	$7.11	$7.53	6.6	$12.16	$1.63
First Generation New Leases	35,636	5	17.62	19.12	9.8	37.82	3.88
Second Generation New Leases (2)	177,626	21	5.01	5.21	6.0	7.01	1.17
Renewal Leases(3)	86,315	24	10.19	10.56	4.0	5.66	1.41

Total / Weighted Average	299,577	50	$8.00	$8.40	5.9	$10.29	$1.56

	Nine Months Ending September 30, 2013						Average
						Average	Capital Cost
	Square	Number of	Cash Basis	GAAP Basis	Average	Capital Cost	per Sq. Ft.
	Footage	Leases Signed	Base Rent	Base Rent	Lease Term	Per Sq. Ft.(1)	per Year(1)
New Leases	665,887	75	$10.69	$11.32	7.6	$26.15	$3.31
First Generation New Leases	145,921	18	18.49	20.14	9.0	53.10	5.87
Second Generation New Leases (2)	519,966	57	8.51	8.85	7.2	18.59	2.60
Renewal Leases(3)(4)	737,411	64	10.46	10.96	4.9	3.70	0.75

Total / Weighted Average	1,403,298	139	$10.57	$11.13	6.2	$14.35	$1.97

Lease Comparison

Comparable Leases Only(5)

	Three Months Ending September 30, 2013
			Cash Basis			GAAP Basis
	Square	Number of		Previous	Percentage		Previous	Percentage	Average
	Footage	Leases Signed	Base Rent	Base Rent	Change	Base Rent	Base Rent	Change	Lease Term
New Leases	28,206	6	$11.78	$14.28	-17.5%	$12.77	$13.71	-6.9%	7.1
Renewal Leases(3)	86,315	24	10.19	11.33	-10.0%	10.56	10.51	0.5%	4.0

Total / Weighted Average	114,521	30	$10.58	$12.06	-12.2%	$11.10	$11.30	-1.7%	4.8

	Nine Months Ending September 30, 2013
			Cash Basis			GAAP Basis
	Square	Number of		Previous	Percentage		Previous	Percentage	Average
	Footage	Leases Signed	Base Rent	Base Rent	Change	Base Rent	Base Rent	Change	Lease Term
New Leases	127,174	19	$13.44	$17.44	-22.9%	$13.95	$16.19	-13.9%	7.9
Renewal Leases(3)	737,411	64	10.46	11.39	-8.2%	10.96	10.85	1.0%	4.9

Total / Weighted Average	864,585	83	10.89	12.28	-11.3%	11.40	11.64	-2.1%	5.4

(1)	The average capital cost does not include base building improvements needed to (1) bring a space up to code, (2) create building-standard operating efficiency, or (3) add demising walls and define the separate operations of a suite.
(2)	Includes the 1,889 square foot new lease at Triangle Business Center, which was sold during the third quarter of 2013.
(3)	Includes the 1,923 square foot renewal at Triangle Business Center, which was sold during the third quarter of 2013.
(4)	Includes the 51,279 square foot renewal at Interstate Plaza, which was part of the industrial portfolio disposition.
(5)	Comparable lease comparisons do not include comparable data for first generation spaces, suites that have been vacant for over twelve months, or leases with terms of less than one year.

Retention Summary (unaudited)

Retention Analysis Excluding Industrial Portfolio Disposition

	Three Months Ending September 30, 2013			Nine Months Ending September 30, 2013 (1)
	Square Footage Expiring(2)	Square Footage Renewed	Retention Rate	Square Footage Expiring(2)	Square Footage Renewed	Retention Rate
Total Portfolio	290,242	86,315	30%	999,396	686,132	69%
Washington DC(3)	42,832	0	0%	63,797	20,965	33%
Maryland	114,189	19,930	17%	174,801	62,129	36%
Northern Virginia	68,425	34,932	51%	263,472	197,703	75%
Southern Virginia	64,796	31,453	49%	497,326	405,335	82%

(1)	Excludes second quarter leasing activity for properties included in the industrial portfolio disposition: 236,082 square foot expiration at I-66 Commerce Center and a 51,279 square foot renewal at Interstate Plaza.
(2)	Leases that expire or are terminated on the last day of the quarter are classified as leased square footage and are not reported as expired until the following quarter.
(3)	Excludes the 30,414 square foot expiration at 1005 First Street, NE, which was placed into development during the third quarter of 2013.

Office Properties (unaudited)

				Annualized
				Cash Basis	%
Property(1)	Buildings	Location	Square Feet	Rent(2)	Leased	% Occupied
Washington DC
500 First Street, NW	1	Capitol Hill	129,035	$4,822,302	100.0%	100.0%
840 First Street, NE	1	NoMA(3)	248,536	6,316,895	87.5%	82.2%
1211 Connecticut Avenue, NW	1	CBD(3)	125,119	3,536,681	97.1%	97.1%

Total / Weighted Average	3		502,690	$14,675,878	93.1%	90.5%
Maryland
Annapolis Business Center	2	Annapolis	102,374	1,688,813	98.8%	98.8%
Cloverleaf Center	4	Germantown	173,766	2,074,064	74.1%	74.1%
Gateway Center	2	Gaithersburg	44,551	511,930	74.5%	74.5%
Hillside I and II	2	Columbia	85,631	907,218	74.4%	74.4%
Metro Park North	4	Rockville	191,469	3,291,256	100.0%	73.1%
Patrick Center	1	Frederick	66,269	980,913	77.1%	77.1%
Redland Corporate Center	2	Rockville	349,267	7,914,026	100.0%	91.4%
TenThreeTwenty	1	Columbia	136,193	1,714,140	79.9%	79.9%
West Park	1	Frederick	28,333	280,092	85.1%	83.3%
Worman’s Mill Court	1	Frederick	40,099	381,225	87.6%	87.6%

Total / Weighted Average	20		1,217,952	$19,743,678	89.2%	82.5%
Northern Virginia
Atlantic Corporate Park	2	Sterling	219,526	$1,505,661	41.3%	35.8%
Cedar Hill	2	Tyson’s Corner	102,632	2,196,617	100.0%	100.0%
Enterprise Center	4	Chantilly	187,710	3,012,074	86.6%	86.0%
Herndon Corporate Center	4	Herndon	128,084	1,535,945	82.7%	81.7%
One Fair Oaks	1	Fairfax	214,214	5,284,315	100.0%	100.0%
Reston Business Campus	4	Reston	82,372	1,074,901	83.2%	76.8%
Three Flint Hill	1	Oakton	180,741	2,976,204	92.2%	86.2%
Van Buren Office Park	5	Herndon	107,409	1,154,879	83.2%	83.2%
Windsor at Battlefield	2	Manassas	155,511	1,995,606	90.3%	90.3%

Total / Weighted Average	25		1,378,199	$20,736,202	82.8%	80.6%
Southern Virginia
Greenbrier Towers	2	Chesapeake	171,566	$1,694,341	83.6%	83.6%
Total / Weighted Average	50		3,270,407	$56,850,099	86.8%	83.0%

Unconsolidated Joint Ventures
1750 H Street, NW	1	CBD—DC(3)	112,269	$3,992,851	100.0%	100.0%
Aviation Business Park	3	Glen Burnie—MD	120,285	804,946	45.9%	45.9%
Prosperity Metro Plaza	2	Merrifield—NOVA	327,470	6,209,576	89.5%	85.7%

Total / Weighted Average	6		560,024	$11,007,373	82.2%	80.0%

(1)	Does not include space in development or redevelopment.
(2)	Annualized cash basis rent at the end of the quarter, which is calculated as the contractual rent due under the terms of the lease, without taking into account rent abatements, is reflected on a triple-net equivalent basis, by deducting operating expense reimbursements that are included, along with base rent, in the contractual payments of the Company’s full service leases.
(3)	CBD refers to the Central Business District and NoMa refers to North of Massachusetts Avenue.

Business Park / Industrial Properties (unaudited)

				Annualized	%
Property (1)	Buildings	Location	Square Feet	Cash Basis Rent(2)	Leased	% Occupied
Maryland
Ammendale Business Park(3)	7	Beltsville	312,846	$4,084,902	100.0%	100.0%
Gateway 270 West	6	Clarksburg	255,917	2,606,413	73.5%	67.6%
Girard Business Center(4)	7	Gaithersburg	297,422	2,924,093	83.7%	79.9%
Owings Mills Business Park(5)	4	Owings Mills	180,475	1,195,302	53.4%	42.4%
Rumsey Center	4	Columbia	134,689	1,383,578	94.9%	94.9%
Snowden Center	5	Columbia	145,180	$2,157,448	98.9%	98.9%

Total / Weighted Average	33		1,326,529	$14,351,736	84.3%	80.8%
Northern Virginia
Corporate Campus at Ashburn Center	3	Ashburn	194,184	$2,562,219	100.0%	100.0%
Gateway Centre Manassas	3	Manassas	102,332	638,848	60.5%	60.5%
Linden Business Center	3	Manassas	109,787	1,042,336	97.4%	97.4%
Newington Business Park Center(6)	7	Lorton	254,148	2,211,537	79.1%	79.1%
Plaza 500(6)	2	Alexandria	500,938	5,129,453	96.6%	96.6%
Prosperity Business Center	1	Merrifield	71,343	851,187	92.5%	92.5%
Sterling Park Business Center(7)	7	Sterling	474,809	$4,418,482	94.9%	94.9%

Total / Weighted Average	26		1,707,541	$16,854,061	91.6%	91.6%
Southern Virginia
Battlefield Corporate Center	1	Chesapeake	96,720	795,456	100.0%	100.0%
Chesterfield Business Center(8)	11	Richmond	320,111	$1,704,889	76.8%	76.8%
Crossways Commerce Center(9)	9	Chesapeake	1,083,785	11,433,563	95.8%	94.5%
Greenbrier Business Park(10)	4	Chesapeake	410,723	3,815,891	75.8%	71.2%
Hanover Business Center	4	Ashland	183,868	844,550	70.4%	70.4%
Norfolk Commerce Park(11)	3	Norfolk	261,823	2,494,627	89.8%	89.6%
Park Central	3	Richmond	204,789	2,008,045	86.3%	86.3%
Virginia Technology Center	1	Glen Allen	118,855	1,286,607	82.3%	82.3%

Total / Weighted Average	36		2,680,674	$24,383,627	87.0%	85.7%
Total / Weighted Average	95		5,714,744	$55,589,424	87.7%	86.3%

Unconsolidated Joint Ventures
RiversPark I and II	6	Columbia—MD	307,984	$4,052,056	94.7%	90.9%

(1)	Does not include space in development or redevelopment.
(2)	Annualized cash basis rent at the end of the quarter, which is calculated as the contractual rent due under the terms of the lease, without taking into account rent abatements, is reflected on a triple-net equivalent basis, by deducting operating expense reimbursements that are included, along with base rent, in the contractual payments of the Company’s full service leases.
(3)	Ammendale Business Park consists of Ammendale Commerce Center and Indian Creek Court.
(4)	Girard Business Center consists of Girard Business Center and Girard Place.
(5)	Owings Mills Business Park consists of Owings Mills Business Center and Owings Mills Commerce Center.
(6)	Newington Business Park Center and Plaza 500 are classified as Industrial properties.
(7)	Sterling Park Business Center consists of 22370/22400/22446/22455 Davis Drive and 403/405/22560 Glenn Drive.
(8)	Chesterfield Business Center consists of Airpark Business Center, Chesterfield Business Center and Pine Glen.
(9)	Crossways Commerce Center consists of the Coast Guard Building, Crossways Commerce Center I, Crossways Commerce Center II, Crossways I, Crossways II, 1434 Crossways Boulevard and 1408 Stephanie Way.
(10)	Greenbrier Business Park consists of Greenbrier Technology Center I, Greenbrier Technology Center II and Greenbrier Circle Corporate Center.
(11)	Norfolk Commerce Park consists of Norfolk Business Center, Norfolk Commerce Park II and Gateway II.

Management Statements on Non-GAAP Supplemental Measures

Investors and analysts following the real estate industry utilize funds from operations (“FFO”), net operating income (“NOI”), earnings before interest, taxes, depreciation and amortization (“EBITDA”) and adjusted funds from operations (“AFFO”), variously defined, as supplemental performance measures.

The Company believes NOI, Same-Property NOI, EBITDA, FFO, Core FFO and AFFO are appropriate measures given their wide use by and relevance to investors and analysts. FFO, reflecting the assumption that real estate asset values rise or fall with market conditions, principally adjusts for the effects of GAAP depreciation/amortization of real estate assets. NOI provides a measure of rental operations and does not factor in depreciation/amortization and non-property specific expenses such as general and administrative expenses. EBITDA provides a further tool to evaluate the ability to incur and service debt and to fund dividends and other cash needs. AFFO provides a further tool to evaluate the ability to fund dividends. In addition, FFO, NOI, EBITDA and AFFO are commonly used in various ratios, pricing multiples/yields and returns and valuation calculations used to measure financial position, performance and value.

NOI

Management believes that NOI is a useful measure of the Company’s property operating performance. The Company defines NOI as operating revenues (rental, tenant reimbursements and other income) less property and related expenses (property expenses, real estate taxes and insurance). Other real estate investment trust (“REITs”) may use different methodologies for calculating NOI, and accordingly, the Company’s NOI may not be comparable to other REITs.

Because NOI excludes general and administrative expenses, interest expense, depreciation and amortization, gains and losses from property dispositions, discontinued operations and extraordinary items, it provides a performance measure that, when compared year over year, reflects the revenues and expenses directly associated with owning and operating commercial real estate properties and the impact to operations from trends in occupancy rates, rental rates and operating costs, providing perspective not immediately apparent from net income. The Company uses NOI to evaluate its operating performance since NOI allows the Company to evaluate the impact that factors such as occupancy levels, lease structure, lease rates and tenant base have on the Company’s results, margins and returns. In addition, management believes that NOI provides useful information to the investment community about the Company’s property and operating performance when compared to other REITs since NOI is generally recognized as a standard measure of property performance in the real estate industry.

However, NOI should not be viewed as a measure of the Company’s overall financial performance since it does not reflect general and administrative expenses, interest expense, depreciation and amortization costs, the level of capital expenditures and leasing costs necessary to maintain the operating performance of the Company’s properties.

SAME-PROPERTY NOI

The Company defines same-property NOI as NOI for the Company’s properties wholly owned during the entirety of the periods reported. Other REITs may use different methodologies for calculating same-property NOI and, accordingly, the Company’s same-property NOI may not be comparable to other REITs.

EBITDA

Management believes that EBITDA is a useful measure of the Company’s operating performance. EBITDA is defined as earnings before interest, taxes, depreciation and amortization.

Management considers EBITDA to be an appropriate supplemental performance measure since it represents earnings prior to the impact of depreciation, amortization, gain (loss) from property dispositions and loss on early retirement of debt. This calculation facilitates the review of income from operations without considering the effect of non-cash depreciation and amortization or the cost of debt.

FFO

Management believes that FFO is a useful measure of the Company’s operating performance. The Company computes FFO as defined by the National Association of Real Estate Investment Trusts, or NAREIT, which states FFO should represent net income (loss) before minority interest (computed in accordance with GAAP) plus real estate related depreciation and amortization (excluding amortization of deferred financing costs) and after adjustments for unconsolidated partnerships and joint ventures, gains or losses on the sale of property and impairments to real estate assets. The Company also excludes, from its FFO calculation, any depreciation and amortization related to third parties from its consolidated joint ventures. Further, other REITs may use different methodologies for calculating FFO and, accordingly, the Company’s FFO may not be comparable to other REITs. The Company presents FFO per diluted share calculations that are based on the outstanding dilutive common shares plus the outstanding Operating Partnership units for the periods presented.

Management considers FFO a useful additional measure of performance for an equity REIT because it facilitates an understanding of the operating performance of its properties without giving effect to real estate depreciation and amortization, which assumes that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, we believe that FFO provides a more meaningful and accurate indication of our performance. In addition, management believes that FFO provides useful information to the investment community about the Company’s financial performance when compared to other REITs since FFO is generally recognized as the industry standard for reporting the operations of REITs.

Core FFO

Management believes that the computation of FFO in accordance with NAREIT’s definition includes certain items that are not indicative of the results provided by the Company’s operating portfolio and affect the comparability of the Company’s period-over-period performance. These items include, but are not limited to, gains and losses on the retirement of debt, legal and accounting costs related to the Company’s prior internal investigation and the informal SEC inquiry, personnel separation costs, contingent consideration charges and acquisition costs.

AFFO

Management believes that AFFO is a useful measure of the Company’s liquidity. The Company computes AFFO by adding to FFO equity based compensation expense and the non-cash amortization of deferred financing costs and non-real estate depreciation, and then subtracting cash paid for any recurring tenant improvements, leasing commissions, and recurring capital expenditures, and eliminating the net effect of straight-line rents, deferred market rent and debt fair value amortization.

First generation costs include tenant improvements, leasing commissions and capital expenditures that were taken into consideration when underwriting the purchase of a property or incurred to bring the property to operating standard for its intended use. The Company also excludes development and redevelopment related expenditures. AFFO provides an additional perspective on the Company’s ability to fund cash needs and make distributions to shareholders by adjusting for the effect of these non-cash items included in FFO, as well as recurring capital expenditures and leasing costs. However, other REITs may use different methodologies for calculating AFFO and, accordingly, the Company’s AFFO may not be comparable to other REITs.